EXHIBIT 10(k)
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
1997 LONG-TERM PERFORMANCE PLAN
(As Amended April 19, 2007)
1. Objectives
     The Applied Industrial Technologies, Inc. 1997 Long-Term Performance Plan (the “Plan”) is designed to foster and promote the long-term growth and performance of the Company by: (a) strengthening the Company’s ability to develop and retain an outstanding management team, (b) motivating superior performance by means of long-term performance related incentives and (c) enabling key management employees and outside directors to participate in the long-term growth and financial success of the Company. These objectives will be promoted by awarding to such persons performance-based stock awards, restricted stock, stock options, stock appreciation rights and/or other performance or stock-based awards.
2. Definitions
     (a) “Award” — The grant of stock or any form of stock option, stock appreciation right, performance share, restricted stock, other stock-based award or cash whether granted singly, in combination or in tandem, to a Plan Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
     (b) “Award Agreement” — An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.
     (c) “Board” — The Board of Directors of the Company.
     (d) “Common Shares” or “shares” — Authorized and issued or unissued shares of common stock without par value of the Company.
     (e) “Code” — The Internal Revenue Code of 1986, as amended from time to time.
     (f) “Committee” — The Executive Organization and Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all awards to participants who are employees of the Company. The Corporate Governance Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all awards to participants who are outside directors of the Company. The Committee shall be constituted so as to satisfy any applicable legal requirements including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or any similar rule which may subsequently be in effect (“Rule 16b-3”). The members shall be appointed by, and serve at the pleasure of, the Board and any vacancy on the Committee shall be filled by the Board.

     (g) “Company” — Applied Industrial Technologies, Inc., an Ohio corporation, and its direct and indirect subsidiaries.
     (h) “Fair Market Value” — The closing price of Common Shares as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, provided that if no sales of Common Shares were made on said exchange on that date, the closing price of Common Shares as reported on said composite tape for the preceding day on which sales of Common Shares were made on said Exchange.
     (i) “Participant” — Any employee of the Company, or other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award has been made under the Plan.
     (j) “Section 162(m) Employee” — Any employee with respect to which compensation paid is subject to the restrictions imposed by Section 162(m) of the Code, or any similar or successor restrictions.
3. Eligibility
     Persons eligible to be selected as Participants shall include employees of the Company who hold responsible managerial or professional positions and outside directors whose performance, in the judgment of the Committee, can contribute to the continued growth and success of the Company. The selection of Participants shall be within the sole discretion of the Committee. Grants may be made to the same Participant on more than one occasion.
4. Common Shares Available for Awards
     The aggregate number of Common Shares which may be awarded under the Plan in each fiscal year of the Company, subject to adjustment as provided in Section 15 hereof, shall be two percent (2%) of the total outstanding Common Shares as of the first day of such year for which the Plan is in effect; provided that such number shall be increased in any year by the number of Common Shares available for grant hereunder in previous years but not the subject of Awards granted hereunder in such year; and provided further, that no more than four hundred fifty thousand (450,000) Common Shares shall be cumulatively available for the grant of incentive stock options under the Plan and that no more than six hundred seventy-five thousand (675,000) Common Shares will be available for the grant of Stock Options, Stock Appreciation Rights, and Stock Awards to any individual Participant in any one calendar year. In addition, any Common Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the Common Shares available for grants under the Plan. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.
     From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make Common Shares available for issuance pursuant to Awards. Any Common Shares subject to an Option which for any reason is canceled (excluding shares subject to an Option canceled upon the exercise of a related stock appreciation right (“SAR”) to the extent shares are issued upon exercise of such SAR) or terminated without having been exercised, or any shares of Restricted

Stock or Performance Shares which are forfeited, shall again be available for Awards under the Plan. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.
5. Administration
     The Plan shall be administered by the Committee which shall have full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. In particular, the Committee shall have the authority to: (i) select eligible Participants as recipients of Awards; (ii) determine the number and type of Awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any Award granted; (vi) prescribe the form of any agreement or instrument executed in connection with any Award; and (vii) otherwise supervise the administration of the Plan. In addition, the Board shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may in the sole judgment and discretion of the Board, be necessary or desirable to further the purpose of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons.
6. Delegation of Authority
     The Committee may to the extent that any such action will not prevent the Plan from complying with Rule 16b-3, delegate any of its authority hereunder to such persons as it deems appropriate.
7. Awards
     The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem or in exchange for a previously granted Award; provided that the exercise price for stock options shall not be less than the Fair Market Value on the date of grant of the new Award. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.
     (a) Stock Option — A grant of a right to purchase a specified number of Common Shares during a specified period and at a specified price not less than the Fair Market Value on the date of grant, as determined by the Committee. A stock option may be in the form of an incentive stock option (“ISO”) which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, currently provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Shares exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code); that the exercise price shall be not less than 100% of Fair Market Value on the date of the grant; that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the effective date of this Plan.
     (b) Stock Appreciation Right or SAR — A right to receive a payment, in cash and/or Common Shares, equal to the excess of the Fair Market Value or other specified valuation of a specified number of Common Shares on the date the SAR is exercised over the Fair Market Value or other specified valuation on the date of grant of the SAR as set forth in the applicable Award Agreement, except that where the SAR is granted in tandem with a stock option, the grant and exercise valuations must be no less than Fair Market Value.
     (c) Stock Award — An Award made in Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement.
     (d) Cash Award — An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement. The maximum amount of any Cash Award payable to any Participant in any one calendar year shall be two million dollars ($2,000,000).
     (e)(1) With respect to grants of Awards to any Section 162(m) Employee, the Stock Awards and Cash Awards made pursuant to paragraphs (c) and (d) shall be based on the satisfaction of performance goals established by the Committee at the time an Award is granted, which goals shall include one or more of the following: sales, costs and expenses, cash flow, pre-tax income, net income, operating profit and margin, earnings per share, retained earnings, return on equity, return on assets, return on investment, asset turnover, liquidity, capitalization, value created, stock price, total shareholder return, price measures, market share, sales to targeted customers, customer satisfaction, employee satisfaction, safety measures, quality measures, productivity, process improvement, educational and technical skills of employees, changes in one or more of the preceding, development of criteria for and programs related to hiring and promotion, creation and acquisition of new business units, development and implementation of business plans and programs relating to product lines or business units, integration of acquired businesses, development and implementation of employee training and development programs, implementation of tax and accounting elections, and development and implementation of communications and investor relations programs; provided however, that all performance goals shall be objective performance goals satisfying the requirements for “performance-based compensation” within the meaning of section 162(m)(4) of the Code. Such performance goals may also be based on the attainment of levels of performance of the Company and/or any of its affiliates under one or more of the measures described above relative to the performance of other businesses.
          (2) With respect to grants of Awards to any Participant who is not a Section 162(m) Employee, the Awards may be based on any of the goals described in paragraph (1) and on such other conditions as may be established by the Committee.

8. Payment of Awards
     Payment of Awards may be made in the form of cash, Common Shares or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Shares, restrictions on transfer and forfeiture provisions. When transfer of shares is so restricted or subject to forfeiture provisions, such shares are referred to as “Restricted Stock.” Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in shares or units of Shares, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in shares or units of shares. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type; provided that Awards may not be made to substitute for previously granted stock options having higher exercise prices.
9. Stock Option Exercise
     The price at which shares may be purchased under a stock option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Common Shares or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or by any other means which the Committee determines to be consistent with the Plan’s objectives and applicable law and regulations. The Committee shall determine acceptable methods for tendering Common Shares or other Awards and may impose such conditions on the use of Common Shares or other Awards to exercise a stock option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

10. Tax Withholding
     The Corporation shall have the authority to withhold, or to require a Participant to remit to the Corporation, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Corporation may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Corporation shares of common stock held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Corporation to retain Common Shares otherwise issuable to the Participant under the Plan. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
11. Amendment, Modification, Suspension or Discontinuance of this Plan
     The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without consent of the holders of the majority of the Common Shares then outstanding, to (i) increase the aggregate number of Common Shares that may be issued under the Plan (except for adjustments pursuant to the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) withdraw administration of the Plan from the Committee.
     The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent and no such amendment shall have the effect, with respect to any Section 162(m) Employee, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant. The Board may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, except for previously granted options having higher exercise prices, but including without limitation grants or rights under any other plan of the Company or of any acquired entity.
12. Termination of Employment
     If the employment of a Participant terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.
13. Cancellation and Rescission of Awards
     Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:
     (a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the Chief Executive Officer shall be based on the Participant’s position and responsibilities while employed by the Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors of the Participant’s assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.
     (b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.
     (c) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award (except in the event of an intervening Change in Control as defined below) shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Common Shares that the Participant received in connection with the rescinded exercise, payment or delivery.
14. Nonassignability
     Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

15. Adjustments; Waiver of Restrictions
     (a) In the event of any change in capitalization of the Company by reason of a stock split, stock dividend, combination, reclassification of shares, recapitalization, merger, consolidation, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders, or similar event, the Committee may adjust proportionally (i) the Common Shares (1) reserved under the Plan, (2) available for ISOs and (3) covered by outstanding Awards denominated in stock or units of stock; (ii) the stock prices related to outstanding Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Shares or any distribution (other than normal cash dividends) to holders of capital stock, such adjustments as may be deemed equitable by the Committee, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424 of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.
     (b) The Board may, in its sole discretion, based on such factors as the Board may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.
16. Change in Control
     (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Cash Awards shall be deemed to have been fully earned as of the date of the Change in Control.
     (b) A “Change in Control” of the Company shall have occurred when any of the following events shall occur:
(i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;
(ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;
(iii) There is a report filed or required to be filed on Schedule 13D on Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner, is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”);
(iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or
(v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each Director who is first elected, or first nominated for election by the Company’s stockholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.
     Notwithstanding the foregoing provisions of Section 16(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.
17. Notice
     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Financial Officer or to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of the Chief Financial Officer or the Chief Executive Officer.

18. Unfunded Plan
     Insofar as it provides for Awards of cash and Common Shares, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.
19. Governing Law
     The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Ohio and construed accordingly.
20. Rights of Employees
     Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary.
21. Status of Awards
     Except to the extent specifically provided for in any other employee benefit plan of the Company, awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.
22. Effective and Termination Dates
     The Plan shall become effective on the date it is first approved by the holders of a majority of the Common Shares then outstanding. Unless subsequently approved by the holders of a majority of the Common Shares then outstanding, the Plan shall continue in effect until October 22, 2012 or until earlier terminated by the Board pursuant to Section 11. Notwithstanding the foregoing, any Awards granted under the Plan prior to its termination shall remain outstanding in accordance with the terms of such Awards.